UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2008 (August 26, 2008)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas, Suite 2500, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On August 26, 2008, Genesis Energy, L.P. (“GEL”) issued a press release announcing that Ross A. Benavides will relinquish his position as Chief Financial Officer of Genesis Energy, Inc., the general partner of GEL effective October 1, 2008, and will continue in his position as General Counsel with the title Senior Vice President and General Counsel.  Due to the growth of GEL in the last two years, the Board of Directors of Genesis Energy, Inc., the general partner of GEL, determined it was appropriate to separate the positions of Chief Financial Officer and General Counsel.

(c) Effective October 1, 2008, Robert V. Deere has been appointed Chief Financial Officer of Genesis Energy, Inc., the general partner of GEL, by the Board of Directors of Genesis Energy, Inc.

Mr. Deere, age 53, served as Vice President, Accounting and Reporting at Royal Dutch Shell (“Shell”) for the last five years, and in positions of increasing responsibility with Shell for five years prior to that appointment.  From 1986 to 1998, Mr. Deere served in various roles at Union Texas Petroleum.  Mr. Deere began his career at Price Waterhouse in 1976.  Mr. Deere is a graduate of the University of Arkansas.

Genesis Energy, Inc. and Mr. Deere have entered into an oral agreement with respect to certain of Mr. Deere’s compensation and benefits, pursuant to which Mr. Deere will be entitled to an annual salary of $369,600 and the same medical, dental, disability and life insurance benefits as our other employees. We also expect to enter into a written employment agreement with Mr. Deere by the end of the year with provisions customary in the industry, which will contemplate increases in his base salary as GEL achieves certain performance metrics. Additionally, Mr. Deere will be eligible to earn, together with Mr. Grant E. Sims and Mr. Joseph A. Blount, our chief executive officer and chief operating officer, respectively, up to an aggregate 17.2% of our general partner’s incentive distribution rights (which currently are owned by a wholly-owned subsidiary of Denbury Resources Inc.). Such general partner incentive interests will be subject to the terms of the final agreements between our general partner and Messrs. Sims and Blount and may be earned if GEL completes accretive transactions with parties other than affiliates of Genesis Energy, Inc. Mr. Deere will not be eligible to participate in GEL’s Stock Appreciation Rights Plan, Severance Protection Plan, or 2007 Long-Term Incentive Plan

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release dated August 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P. (A Delaware Limited Partnership)
	By:	GENESIS ENERGY, INC., as General Partner
Date: August 29, 2008	By:	/s/ Ross A. Benavides
Ross A. Benavides Chief Financial Officer